EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84558) pertaining to the Kohl’s Department Stores, Inc. Savings Plan, of our report dated July 15, 2005, with respect to the financial statement of the Kohl’s Department Stores, Inc. Savings Plan at January 29, 2005, included in this Annual Report (Form 11-K) for the year ended January 28, 2006.

ERNST & YOUNG LLP

Milwaukee, Wisconsin

July 25, 2006